Exhibit T3A.3

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
TERRESTAR NEW YORK INC.
(Inset Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law (the “BCL”)

FIRST: The name of the corporation is: TerreStar New York Inc.

If the name of the corporation has been changed, the name under which it was formed is: Worldwide Imaging, Inc.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

December 9, 2008

THIRD: The Amendment effected by this Certificate of Amendment is as follows:

Paragraph FIFTH of the Certificate of Incorporation relating to copies of process is hereby amended to read in its entirety:

“FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is:

TERRESTAR NEW YORK INC.
545 Eighth Avenue, Suite 401
New York, NY 10018”

FOURTH: The Amendment to the Certificate of Incorporation effected by this Certificate of Amendment was authorized pursuant to Section 803(b) of the BCL by the sole director, there being no officers, shareholders of record, or subscribers for shares whose subscriptions have been accepted:

/s/ Douglas Brandon	Douglas Brandon
(Signature)	(Name of Signer)
Sole Director

(This form must be printed or typed in black ink)

CERTIFICATE OF INCORPORATION
OF

Worldwide Imaging, Inc.
(Insert corporate name)

Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is:	Worldwide Imaging, Inc.

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The county, within this state, in which the office of the corporation is to be located is
Westchester

FOURTH: The total number of shares which the corporation shall have authority to issue and a statement of the par value of each share or a statement that the shares are without par value are: 200 No Par Value

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is:

Wyoming Corporate Services, Inc.
2710 Thomes Ave.
Cheyenne, WY 82201

INCORPORATOR INFORMATION REQUIRED

/s/ Therese M. Hoard
(Signature)

Therese M. Heard, Wyoming Corporate Service, Inc.
(Type or print name)

2710 Thomes Ave.
(Address)

Cheyenne, WY 82001
(City, State, Zip, Code)

CERTIFICATE OF INCORPORATION
OF

Worldwide Imaging, Inc.
(Insert corporate name)
Under Section 402 of the Business Corporation Law

Filed by:	Therese M. Hoard
(Name)

2710 Thomes Ave.
(Mailing address)

Cheyenne, WY 82001
(City, State and Zip code)

Note: This form was prepared by the New York State Department of State for filing a certificate of incorporation for a business corporation. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The fee for a certificate of incorporation is $125 plus the applicable tax on shares required by Section 180 of the Tax Law. The minimum tax on shares is $10. The tax on 200 no par value shares is $10 (total $135). Checks should be made payable to the Department of State for the total amount of the filing fee and tax.